UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2007

Dyadic International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	333-102629	45-0486747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida	33477
(Address of principal executive offices)	(Zip Code)

(561) 743-8333
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 21, 2007, Dyadic International, Inc.’s (the “Registrant”) wholly-owned subsidiary Dyadic International (USA), Inc. (“Dyadic-Florida”) and the Mark A. Emalfarb Trust dated May 29, 2003 (the “Trust”) extended the maturity date of that certain revolving note (the “Bridge Loan”) payable in favor of the Trust to January 1, 2009 from January 1, 2008.

The Bridge Loan bears interest at the rate of 8% per annum and is secured by all of the assets of Dyadic-Florida. As of December 31, 2006, Dyadic-Florida was indebted to the Trust for approximately $2.4 million under the Bridge Loan. For further information concerning the Bridge Loan, reference is made to Note 7 (Long-Term Liabilities) of the Registrant’s consolidated financial statements included in its Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on March 29, 2006.

Mark A. Emalfarb, the Registrant’s President and Chief Executive Officer, is the trustee and beneficiary of the Trust, which is the Registrant’s largest stockholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: March 27, 2007   By:  /s/ Mark A. Emalfarb___
Name: Mark A. Emalfarb
Title:	President and Chief Executive Officer